                        INVESTMENT SUB-ADVISORY AGREEMENT
                           COLUMBIA FUNDS SERIES TRUST


         THIS AGREEMENT is made as of September 30, 2005 by and between COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), BRANDES INVESTMENT PARTNERS, L.P, a Delaware limited partnership (the "Sub-Adviser"), and COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on
Schedule I (each a "Fund" and collectively, the "Funds").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

         WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations of each Fund and may delegate certain duties of the Adviser to one or more investment sub-adviser(s); and

         WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Funds;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Fund subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

         2. SERVICES OF SUB-ADVISER. The Sub-Adviser shall perform all services necessary for the management of the portfolio investments of each Fund, including but not limited to:

         (a) Managing, in its discretion, the investment and reinvestment of all assets, now or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

         (b) Transmitting trades to each Fund's custodian for settlement in accordance with each Fund's procedures and as may be directed by the Trust;

         (c) Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

         (d) Making determinations as to the manner in which voting rights and/or any other rights pertaining to each Fund's securities holdings shall be exercised; provided, however, that any such determinations shall be subject to any policies, procedures or directives approved by the Board and provided to the Sub-Adviser;

         (e) Attending and participating in discussions and meetings with the Adviser with respect to Fund investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser and provided to the Sub-Adviser;

         (f) Supplying reports, evaluations, analyses, statistical data and information to the Adviser, the Board or to the Funds' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

         (g) Maintaining all required books and records with respect to the investment decisions and securities transactions for each Fund;

         (h) Furnishing any and all other services, subject to review by the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under the Investment Advisory Agreement or as the Board may reasonably request from time to time.

3. RESPONSIBILITIES OF SUB-ADVISER. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it will:

         (a) Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

         (b) Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

         (c) The Sub-Adviser acknowledges that the Funds may engage in transactions with certain investment sub-advisers in the Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other investment sub-adviser of a Columbia Fund in the Columbia Funds Family concerning transactions for a Fund in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-1(a) and (b). With



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

         respect to a Fund with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Fund's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Fund in securities or other investments.

         (d) Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any broker or dealer affiliated with the Trust, the Adviser or any of their affiliates; with listings of such affiliated brokers and dealers to be provided to the Sub-Adviser by the Adviser on an annual basis, and more frequently as changes occur). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser; and

         (e) Adhere to the investment objective, strategies and policies and procedures of the Trust adopted on behalf of each Fund including, but not limited to, those stated in each of their prospectuses and statements of additional information.

4. CONFIDENTIALITY OF INFORMATION. Each party agrees that it will treat confidentially all information provided by another party regarding such other party's business and operations which is not generally known by third parties nor otherwise generally disclosed publicly by such other party, including without limitation the investment activities or holdings of a Fund, except as is otherwise mutually agreed upon by the parties. Each party agrees that it will not unreasonably withhold its agreement to disclosure of investment activities or holdings. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through disclosure by the party about whom the information relates or becomes public without any wrongful act of the party providing such information or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or by applicable law or regulation.

5. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available



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

securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

6. DELIVERY OF DOCUMENTS. The Trust will provide the Sub-Adviser with copies, properly certified or authenticated, of each of the following:

         (a) the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

         (b) the Trust's Bylaws, if any;

         (c) the most recent prospectus(es) and statement(s) of additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

         (d) any and all applicable policies and procedures approved by the Board.

         The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it under this Agreement.

8. EXPENSES OF THE FUNDS. Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, expenses relating to the issue, sale (including any sales loads), redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, and the cost of preparing and distributing reports and notices to shareholders. The Sub-Adviser shall pay all other expenses incurred by it in connection with its services under this Agreement.

9. COMPENSATION. Except as otherwise provided herein, for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible



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

    for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Fund with respect to compensation under this Agreement.

10. LIABILITY OF SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Adviser or the Trust for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

11. TERM AND APPROVAL. This Agreement will become effective as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

                  (a)(i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

                  (b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

12. TERMINATION. This Agreement may be terminated without payment of any penalty at any time by:

         (a) the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty
         (60) days' written notice to the other parties to this Agreement; or

         (b) the Adviser or the Sub-Adviser with respect to a Fund, upon sixty
         (60) days' written notice to the other parties to this Agreement.

         Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.



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

13. CODE OF ETHICS. The Sub-Adviser represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser or the Trust with a copy of such code, any amendments or supplements thereto and its policies and/or procedures implemented to ensure compliance therewith.

14. INSURANCE. The Sub-Adviser shall maintain for the term of this Agreement and provide evidence thereof to the Trust or the Adviser a blanket bond and professional liability (error and omissions) insurance in an amount reasonably acceptable to Adviser.

15. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants that the execution, delivery and performance of its obligations under this Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an investment adviser under the Advisers Act.

16. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111, Attention: Secretary, that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111, Attention: President, and that of the Sub-Adviser shall be Brandes Investment Partners, L.P., 11988 El Camino Real, San Diego, California 92130, Attention: General Counsel. The Sub-Adviser agrees to promptly notify the Adviser and the Trust, and the Adviser and the Trust agree to notify the Sub-Adviser, in writing of the occurrence of any event which could have a material impact on the performance of another party's duties under this Agreement, including but not limited to (i) the occurrence of any event which could disqualify the Adviser or the Sub-Adviser from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (ii) any material change in the notifying party's business activities; (iii) any event that would constitute a change in control of the notifying party; (iv) any change in the portfolio manager or portfolio management team of a Fund; (v) the existence of any pending or threatened audit, investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or inspections) relating to any Fund; and (vi) any material violation of the notifying party's code of ethics.

18. RELEASE. The names "Columbia Funds Series Trust" and "Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the



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    enforcement of any claims against the Trust. Nothing in this Section 18 shall be deemed to limit the liabilities to which a Trustee, officer or shareholder of the Trust may be subject under applicable law arising from such person's own wrongful conduct.

19. MISCELLANEOUS. This Agreement contains the entire understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

22. USE OF THE NAME "COLUMBIA FUNDS". The Sub-Adviser agrees that it will not use the name "Columbia Funds", any derivative thereof, or the name of the Adviser, the Trust or any Fund except in accordance with such policies and procedures as may be mutually agreed to in writing.



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

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             COLUMBIA FUNDS SERIES TRUST
                             on behalf of the Funds

                            By: /s/ Christopher L. Wilson
                                ------------------------------------
                                Christopher L. Wilson
                                President


                             COLUMBIA MANAGEMENT ADVISORS, LLC

                            By: /s/ Roger Sayler
                                ------------------------------------
                                Roger Sayler
                                Executive Vice President


                            BRANDES INVESTMENT PARTNERS, L.P.

                            By: /s/ Glenn R. Carlson
                                ------------------------------------
                                Name: Glenn R. Carlson
                                Title: Chief Executive Officer



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                                   SCHEDULE I

         The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:

                                                RATE OF
          FUND                               COMPENSATION        EFFECTIVE DATE
--------------------------                -------------------    --------------
Columbia Global Value Fund                0.50% of the first        4/9/01
                                          $1,000,000,000 in
                                          assets; 0.45% of
                                          assets in excess of
                                          $1,000,000,000


Approved: November 21, 2002
Last Amended: September 30, 2005



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